EXHIBIT 4

UNCONDITIONAL GUARANTY AGREEMENT

This Unconditional Guaranty Agreement (this "Guaranty") is given this 29th day of May, 2007, by Chips & Bits, Inc., a Vermont corporation, Strategy Plus, Inc., a Vermont corporation, tglo.com, inc., a Delaware corporation, Direct Partner Telecom, Inc., a Florida corporation, Tralliance Corporation, a New York corporation, Tralliance Partners International Corp., a Delaware corporation, and search.travel Promotions Corp., a Delaware corporation (each a “Guarantor” and collectively, the "Guarantor"`) in conjunction with that certain Note Purchase Agreement dated May __, 2007, (the "Note Purchase Agreement") by and between theglobe.com, inc., a Delaware corporation (the “Borrower") and Dancing Bear Investments, Inc., a Florida corporation (the "Investor").

W I T N E S S E T H:

A.

In order to induce Investor to enter into the Note Purchase Agreement and in furtherance of covenants and undertakings pursuant to that certain Note Purchase Agreement, each Guarantor does hereby undertake and agree that, if for any reason the Borrower does not make payment of any such sums or comply with any such obligations by the time, on the date and otherwise in the manner specified in the Note Purchase Agreement (or in any of the promissory notes issued to the Investor in connection therewith, whether such notes are issued at the initial closing thereof or any subsequent additional closing (the “Notes”)) (the Notes together with the Note Purchase Agreement, this Agreement and the Security Agreement of even date, the “Note Documentation”), the Guarantor will pay to the Investor such sums and comply with such obligations on demand by the Investor in the manner provided in the Note Documentation.   For purposes of this Guaranty, the holders of Notes representing at least a majority of the outstanding principal of all the Notes in the aggregate issued pursuant to the Note Purchase Agreement are referred to herein as the “Majority Holders.” Each Guarantor agrees that its obligations hereunder shall be joint and several with each other Guarantor; and

B.

Each Guarantor is a subsidiary of the Borrower, and will substantially benefit, economically and otherwise, from the Borrower executing the Note Documentation and from the proceeds of the loans derived therefrom.

NOW, THEREFORE, in consideration of the premises herein, in the Note Purchase Agreement, and of the sum of TEN DOLLARS ($10.00) paid to Guarantor by the Investor, the receipt and adequacy whereof is hereby acknowledged, and as part of the consideration for the execution by the Investor of the Note Purchase Agreement, each Guarantor hereby covenants and agrees with the Investor as follows:

1.

Guaranty of Borrower’s Obligations.  Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees to Investor the due and punctual payment, when due, by acceleration or otherwise, of all obligations to pay under the Note Documentation and performance of all of the obligations of the Note Documentation and related documents.

2.

Absolute and Unconditional Guaranty.  This is also an absolute and unconditional Guaranty pursuant to which the obligations of the Guarantors may be enforced without first having recourse to the Borrower, any other Guarantor or person or any other agreement, security, guaranty or indemnity.

3.

General Guaranty.  This Guaranty is a general guaranty and shall inure to the benefit of the Investor and its successors and assigns.  The obligations of each Guarantor under this Guaranty shall be binding on each of the Guarantors and their respective successors and assigns.  No Guarantor may assign its rights or transfer its obligations under this Guaranty without the prior written approval of the Majority Holders.

4.

Waiver of Defenses.  Each Guarantor specifically waives any and all defenses to any action or proceeding brought to enforce this Guaranty or any part of this Guaranty, either at law or in equity, except for the defense that the sum claimed by the Investor to be due has actually been paid to the Investor.  Any release of any Guarantor from this Guarantor shall not affect the obligation and liability of the remaining Guarantors.

5.

Waiver of Jury Trial.  Each Guarantor hereby knowingly, voluntarily, and intentionally, waives the right it may have to a trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Guaranty and any document executed in conjunction herewith or any course of conduct, course of dealing, statement (whether oral or written) or actions of or by any Guarantor or the Investor.

6.

 Submission to Jurisdiction; Attorneys’ Fees.  Each Guarantor irrevocably and unconditionally (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Guaranty shall be brought in the circuit court located in Broward County, Florida or the court of the United States, Southern District of Florida; (b) consents to the jurisdiction of each such court located in any such suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be affected on such party by mail or in such other manner as may be provided under applicable laws or court rules in said state.  Each Guarantor further agrees to pay all costs of collection, including reasonable attorneys' fees, costs and other legal expenses incurred by the Investor in attempting to enforce the Guarantors’ obligations under this Guaranty.

7.

Notices.  All notices, requests, consents and other communications under this Guaranty shall be in writing and shall be (as elected by the person giving such notice) (i) hand delivered by messenger or courier service, (ii) telecommunicated, (iii) mailed by registered or certified mail (postage prepaid, return receipt requested), or (iv) sent by recognized overnight courier service to the relevant party at its/his/her address listed below (or at such other address as the relevant Guarantor or the Investor may specify by written notice in accordance with this paragraph).  Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date of transmission with confirmed answer back if by facsimile (provided that notice is also sent on such date in accordance with either clause (i), (iii) or (iv); (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed; or (d) on the second business day following delivery to a recognized overnight courier service for next business day delivery.

If to the Borrower:

110 E. Broward Boulevard, Suite 1400

Fort Lauderdale, FL  33301

Attn:  Edward Cespedes

If to a Guarantor:

110 E. Broward Boulevard, Suite 1400

Fort Lauderdale, FL  33301

Attn:  Edward Cespedes

If to the Investor:

110 E. Broward Boulevard, Suite 1400

Fort Lauderdale, FL  33301

Attn:  Michael Egan

8.

Entire Agreement.  This Guaranty (together with the Security Agreement of even date herewith) represents the entire understanding and agreement among the Guarantors and the Investor with respect to the subject matter hereof and supersedes all other negotiations, understandings and representations (if any) made by and among such parties.  No course of dealing, course of performance or trade usage, shall be used to supplement or modify any terms hereof.

9.

Severability.  If any part of this Guaranty is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder of this Guaranty shall not be invalidated and shall be given full force and effect.

10.

Governing Law.  This Guaranty shall be governed by the laws of the State of Florida, without regard to the conflicts of law principles thereof.

11.

Amendment and Waiver.  Any term of this Guaranty may be amended, only with the written consent of the Guarantors and the Majority Holders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Guarantors and the Investor.

[EXECUTION PAGES FOLLOW]

IN WITNESS WHEREOF, the Guarantors have duly executed this Guaranty this 29th day of May, 2007, pursuant to a corporate resolution approving same.

Signed, sealed, and delivered

in the presence of:

Chips & Bits, Inc., a Vermont corporation

/s/ Elisabeth Marino	By: /s/ Edward A. Cespedes
Signature of Witness 1	Its: President
Elisabeth Marino	Print Name: Edward A. Cespedes
Print Name of Witness 1
/s/ Patricia L. Chase
Signature of Witness 2
Patricia L. Chase
Print Name of Witness 2

STATE OF FLORIDA

)

) SS:

COUNTY OF BROWARD

)

The foregoing instrument was acknowledged before me this 29th day of May, 2007, by Edward A. Cespedes as President of Chips & Bits, Inc., a Vermont corporation, on behalf of the corporation.  He/She is (check one)   x   personally known to me or ____ has produced _____________________________________ as identification.

Notary Public Signature
/s/ Marie D. Castellon
Print Name Marie D. Castellon
(SEAL)	State of Florida at Large
Commission No.: 573426
My Commission expires: 10/21/10

Signed, sealed, and delivered

in the presence of:

Strategy Plus, Inc., a Vermont corporation

/s/ Elisabeth Marino	By: /s/ Edward A. Cespedes
Signature of Witness 1	Its: President
Elisabeth Marino	Print Name: Edward A. Cespedes
Print Name of Witness 1
/s/ Patricia L. Chase
Signature of Witness 2
Patricia L. Chase
Print Name of Witness 2

STATE OF FLORIDA

)

) SS:

COUNTY OF BROWARD

)

The foregoing instrument was acknowledged before me this 29th day of May, 2007, by Edward A. Cespedes as President of Strategy Plus, Inc., a Vermont corporation, on behalf of the corporation.  He/She is (check one)   x   personally known to me or ____ has produced _____________________________________ as identification.

Notary Public Signature
/s/ Marie D. Castellon
(SEAL)	Print Name Marie D. Castellon
State of Florida at Large
Commission No.: 573426

Signed, sealed, and delivered

in the presence of:

tglo.com, inc., a Delaware corporation

/s/ Elisabeth Marino	By: /s/ Edward A. Cespedes
Signature of Witness 1	Its: Treasurer
Elisabeth Marino	Print Name: Edward A. Cespedes
Print Name of Witness 1
/s/ Patricia L. Chase
Signature of Witness 2
Patricia L. Chase
Print Name of Witness 2

STATE OF FLORIDA

)

) SS:

COUNTY OF BROWARD

)

The foregoing instrument was acknowledged before me this 29th day of May, 2007, by Edward A. Cespedes as Treasurer of tglo.com, inc.., a Delaware corporation, on behalf of the corporation.  He/She is (check one)   x   personally known to me or ____ has produced _____________________________________ as identification.

Notary Public Signature
/s/ Marie D. Castellon
Print Name Marie D. Castellon
(SEAL)	State of Florida at Large
Commission No.: 573426

Signed, sealed, and delivered

in the presence of:

Tralliance Partners International Corp., a Delaware corporation

/s/ Elisabeth Marino	By: /s/ Edward A. Cespedes
Signature of Witness 1	Its: President
Elisabeth Marino	Print Name: Edward A. Cespedes
Print Name of Witness 1
/s/ Patricia L. Chase
Signature of Witness 2
Patricia L. Chase
Print Name of Witness 2

STATE OF FLORIDA

)

) SS:

COUNTY OF BROWARD

)

The foregoing instrument was acknowledged before me this 29th day of May, 2007, by Edward A. Cespedes as President of Tralliance Partners International Corp., a Delaware corporation, on behalf of the corporation.  He/She is (check one)   x   personally known to me or ____ has produced _____________________________________ as identification.

Notary Public Signature
/s/ Marie D. Castellon
Print Name Marie D. Castellon
(SEAL)	State of Florida at Large
Commission No.: 573426

Signed, sealed, and delivered

in the presence of:

Direct Partner Telecom, Inc., a Florida corporation

/s/ Elisabeth Marino	By: /s/ Edward A. Cespedes
Signature of Witness 1	Its: President
Elisabeth Marino	Print Name: Edward A. Cespedes
Print Name of Witness 1
/s/ Patricia L. Chase
Signature of Witness 2
Patricia L. Chase
Print Name of Witness 2

STATE OF FLORIDA

)

) SS:

COUNTY OF BROWARD

)

The foregoing instrument was acknowledged before me this 29th day of May, 2007, by Edward A. Cespedes as President of Direct Partner Telecom, Inc., a Florida corporation, on behalf of the corporation.  He/She is (check one)   x   personally known to me or ____ has produced _____________________________________ as identification.

Notary Public Signature
/s/ Marie D. Castellon
Print Name Marie D. Castellon
(SEAL)	State of Florida at Large
Commission No.: 573426

Signed, sealed, and delivered

in the presence of:

Tralliance Corporation, a New York corporation
/s/ Elisabeth Marino
Signature of Witness 1	By: /s/ Edward A. Cespedes
Elisabeth Marino	Its: CEO
Print Name of Witness 1	Print Name: Edward A. Cespedes
/s/ Patricia L. Chase
Signature of Witness 2
Patricia L. Chase
Print Name of Witness 2
/s/ Elisabeth Marino

STATE OF FLORIDA

)

) SS:

COUNTY OF BROWARD

)

The foregoing instrument was acknowledged before me this 29th day of May, 2007, by Edward A. Cespedes as CEO of Tralliance Corporation,, a New York corporation, on behalf of the corporation.  He/She is (check one)   x   personally known to me or ____ has produced _____________________________________ as identification.

Notary Public Signature
/s/ Marie D. Castellon
Print Name Marie D. Castellon
(SEAL)	State of Florida at Large
Commission No.: 573426

Signed, sealed, and delivered

in the presence of:

search.travel Promotions Corp., a Delaware corporation
/s/ Elisabeth Marino
Signature of Witness 1	By: /s/ Edward A. Cespedes
Elisabeth Marino	Its: President
Print Name of Witness 1	Print Name: Edward A. Cespedes
/s/ Patricia L. Chase
Signature of Witness 2
Patricia L. Chase
Print Name of Witness 2
/s/ Elisabeth Marino

STATE OF FLORIDA

)

) SS:

COUNTY OF BROWARD

)

The foregoing instrument was acknowledged before me this 29th day of May, 2007, by Edward A. Cespedes as  President of search.travel Promotions Corp., a Delaware corporation, on behalf of the corporation.  He/She is (check one)  x  personally known to me or ____ has produced _____________________________________ as identification.

Notary Public Signature
/s/ Marie D. Castellon
Print Name Marie D. Castellon
(SEAL)	State of Florida at Large
Commission No.: 573426